UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
May 10, 2006
INTEGRATED ELECTRICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13783 (Commission File Number)	76-0542208 (IRS Employer Identification No.)

1800 West Loop South, Suite 500 Houston, Texas (Address of principal executive offices)		77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 860-1500
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition
          On May 10, 2006, Integrated Electrical Services, Inc. (the “Company”) issued a press release announcing its results for the quarter ended March 31, 2006. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 7.01	Regulation FD Disclosure
          Investor Call.
          In the conference call with investors on May 15, 2006, David A. Miller, Senior Vice President and Chief Financial Officer, made statements containing the following information: As of May 12, 2006, the Company had an unrestricted cash balance of approximately $17 million in its deposit accounts. In addition, the Company had availability under its exit credit facility of approximately $12 million.
          In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
          (d) Exhibits.

Exhibit
Number		Description
99.1	**	Press Release, dated May 10, 2006

**	Furnished herewith

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ Curt L. Warnock Curt L. Warnock Senior Vice President and General Counsel
Date: May 16, 2006

EXHIBIT INDEX

Exhibit
Number		Description
99.1	**	Press Release, dated May 10, 2006

**	Furnished herewith

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